Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Genta Incorporated and Subsidiaries:

We consent to the incorporation by reference in the registration statements of Genta Incorporated and Subsidiaries on Form S-8 (No. 33-85887, 333-94181, 333-94185, 333-101022, 333-118987, 333-128381 and 333-161766), S-1 (No. 333-162117), and S-3 (No. 333-163995) of our report dated March 29, 2010, with respect to the consolidated financial statements as of December 31, 2009, which report appears in the December 31, 2009 Annual Report on Form 10-K.

/s/ Amper, Politziner & Mattia, LLP

Edison, New Jersey
March 29, 2010